Exhibit 10.114

AMENDMENT NO. 1

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is entered into as of June     , 1998, by and among I.F.S. OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey (successor by merger to Institutional Financing Services, Inc.) (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various other financial institutions (together with PNC, collectively the “Lenders”) named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of October 15, 1997 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender provides Borrower with certain financial accommodations.

Borrower has requested that Lenders provide Borrowers with a temporary overadvance facility and Lender is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Amendment No. 1” shall mean Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement dated as of June     , 1998.

“Overadvance Amount” shall mean, for the Overadvance Period, $1,000,000, and at all other times, $0.

“Overadvance Period” shall mean the period commencing on August 1, 1998 and ending on September 30, 1998.”

(b) Section 2.1(a)(y) of the Loan Agreement is hereby amended in its entirety to provide as follows:

“(y) an amount equal to the sum of:

(i)	up to 85%, subject to the provisions of Section 2.1 (b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii)	up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof (“Inventory Advance Rate”) of the value of Eligible Inventory or (B) $4,000,000 in the aggregate at any time for advances made pursuant to clauses (ii) and (iii) hereof, plus

(iii)	the product of (a) the aggregate amount of outstanding documentary Letters of Credit times (b) 50%, subject to the provisions of Section 2.1(b) hereof (“Letter of Credit Inventory Advance Rate” and together with the Receivable Advance Rate and the Inventory Advance Rate, collectively, the “Advance Rates”), plus

(iv)	the Overadvance Amount, minus

(v)	the aggregate amount of outstanding Letters of Credit, minus

(vi)	such reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from (x) the sum of Sections 2.1(a)(y) (i), (ii), (iii) and (iv) minus (y) Section 2.1 (a)(y)(vi) at any time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by a secured promissory note (the “Revolving Credit Note”) in the form attached hereto as Exhibit 2.1(a).”

(c) A new subsection is hereby added to Section 3.3 of the Loan Agreement to provide as follows:

“(c) Overadvance Fee. Borrower shall pay to Agent for its benefit and for the ratable benefit of Lenders an overadvance fee (the “Overadvance Fee”) in the amount of $2,000 payable upon execution of Amendment No. 1. The Overadvance Fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.”

(d) A new subsection is hereby added to Section 5 of the Loan Agreement to provide as follows:

“5.23, Year 2000 Issues. Borrower has reviewed the areas within its business which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by Borrower (or any of its material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the “Year 2000 Problem”). The Year 2000 Problem will not have a Material Adverse Effect on Borrower.

(e) Section 6.7 of the Loan Agreement is hereby amended in its entirety to provide as follows:

“6.7 Availability.” Maintain at all times (other than during the Overadvance Period) an Undrawn Availability of at least $500,000.”

3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors and IFS Management, (ii) an overadvance fee in the amount of $2,000 (which fee shall be charged to Borrower’s loan account) and (iii) and such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

4. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

5. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

I.F.S. OF NEW JERSEY, INC.

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

CONSENTED AND AGREED TO:

SARA ST. CLAIRE, INC.

By:
Name:
Title:

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By:
Name:
Title:

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By:
Name:
Title:

Reaffirmation

By its signature below, the undersigned hereby (a) consents to the terms of the foregoing Amendment, (b) acknowledges that notwithstanding the execution of the foregoing Amendment, the Keep Well Agreement remains in full force and effect and is hereby ratified and confirmed and (c) represents and warrants that it has no offsets, counterclaims or defenses with respect to the Keep Well Agreement.

I.F.S. MANAGEMENT LLC

By:
Name:
Manager: